SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 24, 2003

SPX CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	1-6498 (Commission File Number)	38-1016240 (I.R.S. Employer Identification No.)

13515 Ballantyne Corporate Place

Charlotte, North Carolina 28277

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (704) 752-4400

Item 5.	Other Events.

On December 24, 2003, we announced that we had reached a settlement in the patent infringement suit between our subsidiary, Imagexpo L.L.C., and Microsoft Corporation. Under the terms of the settlement, Microsoft paid us $60 million on December 29, 2003, which was reduced by legal and other expenses associated with this lawsuit.

In addition, we have notified JP Morgan Chase that we will pay down $200 million of our Tranche B Term Loan on December 31, 2003. In conjunction with the pay down of our Tranche B Term Loan, we will terminate $200 million notional of floating to fixed interest rate swaps and reflect a pretax loss of approximately $12 million in our 2003 results associated with the termination of the floating to fixed interest rate swaps.

Certain statements in this report are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. Please refer to our other public filings for discussion of certain important factors that relate to forward-looking statements contained in this report. The words “believe,” “expect,” “anticipate,” “estimate,” “guidance,” “target” and similar expressions identify forward-looking statements. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct.

1

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPX CORPORATION

Date: December 30, 2003	By:	/s/ Christopher J. Kearney

Christopher J. Kearney Vice President, Secretary and General Counsel

S-1